UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 30, 2013

Commission File Number:  000-54014

VistaGen Therapeutics, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

20-5093315
(IRS Employer Identification No.)

384 Oyster Point Blvd, No. 8, South San Francisco, California 94080
(Address of principal executive offices)

650-244-9990
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 30, 2013, VistaGen Therapeutics, Inc. (the “Company”) and Bergamo Acquisition Corp. PTE LTD (“Bergamo”) entered into an amendment (the “Amendment”) to the Securities Purchase Agreement (the “Agreement”), dated April 8, 2013, and assigned to Bergamo pursuant to the terms of an Assignment and Assumption Agreement, dated April 12, 2013. The Amendment amends the scheduled investment dates, so that the first closing shall occur on or before May 15, 2013 and the final closing shall occur on or before September 30, 2013, as more particularly set forth below:

Investment Date	Total Amount of Investment	Total No. of Shares
On or before May 15, 2013	$1,000,000	2,000,000
On or before May 31, 2013	$2,000,000	4,000,000
On or before June 30, 2013	$8,250,000	16,500,000
On or before July 30, 2013	$8,250,000	16,500,000
On or before August 31, 2013	$8,250,000	16,500,000
On or before September 30, 2013	$8,250,000	16,500,000

The foregoing description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to the Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaGen Therapeutics, Inc.

Date:	May 1, 2013

By:	/s/ Shawn K. Singh
Name: Shawn K. Singh, JD
Title: Chief Executive Officer